Exhibit 10.10

VIA EMAIL: asandler@puradvn.com

AND FACSIMILE: (561) 547-4025

November 6, 2007

Mr. Alan Sandler

Vice President, Chief Administrative Officer

Puradyn Filter Technologies Inc.

2017 High Ridge Road

Boynton Beach, FL 33426

Re:	Agreed Upon Summary of Terms for First Extended Term at Premier Gateway Center at Quantum, Building Seven Boynton Beach, Florida

Dear Alan,

Thank you for your October 30, 2007 counter proposal to the summary of terms to extend the lease at Premier Gateway Center Building Seven in Boynton Beach, Florida. The Landlord has agreed to the most recent terms. Find below a summary of terms that will serve as the basis for the drafting of an amendment to the lease for the First Extended Term

Project:	Premier Gateway Center at Quantum (“PGC”)

Owner:	Premier Gateway Center at Quantum LLP, a Florida limited liability partnership

Tenant:	Puradyn Filter Technologies, Incorporated, a Delaware corporation

Premises Size and Address:

A Portion of PGC, Building 7 2017 Highridge Road Boynton Beach, FL 33426	25,541 Rentable Square Feet (RSF)

Renewal Term:	August 1, 2008 – July 31, 2013

Initial Annual Base Rental Rate And Monthly Base Rent:	$ 7.00, NNN per RSF / $14,898.92 per month commencing August 1, 2008.

Adjustment Date:	August 1st of each year during the option period.

Monthly Base Rent Escalations:	The monthly base rent amount shall increase to 103% of the monthly base rent amount then in effect immediately prior to the adjustment date.

Operating Expenses and Real Estate Taxes:	Tenant shall be responsible for monthly payment of its proportionate share of Operating Expenses and Real Estate Taxes throughout the extension period.

2100 Park Central Boulevard North 954.971.9500	Suite 900 954.971.6629 Fax	Pompano Beach, Florida 33064 www.pcrfla.com

Mr. Alan Sandler

November 6, 2007

Page Two – Premier Gateway Center, Puradyn Extension

Premises Condition:

Landlord agrees to provide a tenant improvement/refurbishment reimbursement allowance of up to $.50/RSF ($12,770.50) for painting the Premise and replacing common area carpeting. Except for the tenant improvement / refurbishment reimbursement allowance, the Tenant is accepting the Premises "AS IS". Landlord has made no agreement or representation to modify the Premises in any way. Any improvements to the Premises shall be the Tenant's responsibility. Any proposed modifications to the Premises by Tenant are subject to Landlord's review and written approval.

Landlord will provide the refurbishment allowance upon receipt of paid invoices, releases of lien, and other requirements to be outlined in the lease agreement.

Agency Disclosure:	This is to acknowledge that Premier Commercial Realty, Inc. represents the Landlord in this transaction.

This summary of business terms is not meant to be legally binding. The terms summarized herein shall be subject to change until a lease amendment is executed by both Landlord and Tenant and a fully executed copy of the lease amendment is delivered to the Tenant.

Very truly yours,

PREMIER COMMERCIAL REALTY, INC.

Peter D. Sheridan
President

AGREED, APPROVED, ACCEPTED:

PURADYN FILTER TECHNOLOGIES, INC.

BY:

TITLE:

DATE:

Cc	T. Padron
N. Dempster-Alvarez

2100 Park Central Boulevard North 954.971.9500	Suite 900 954.971.6629 (Fax)	Pompano Beach, FL 33064 www.pcrfla.com

LEASE AMENDMENT NO. 2

Landlord:	Premier Gateway Center at Quantum LLP, a Florida limited liability partnership

Tenant:	Puradyn Filter Technologies Incorporated, a Delaware corporation (the Tenant is sometimes referred to in this instrument in the pronoun form of “you”)

Building:	Premier Gateway Center at Quantum Building Seven

Premises:	2017 High Ridge Road, Boynton Beach, Florida comprised of approximately 25,451 rentable square feet of space within the Building

Lease:

Lease Agreement dated May 29, 2002, as amended by August 14, 2002 Lease Amendment No. 1, and as supplemented by Clarification of Lease Terms dated as of November 12, 2002, each between Landlord as landlord and Tenant as tenant

Transaction:	Extension of Term

WITNESSETH:

WHEREAS, you currently have possession of and occupy the Premises under the Lease for a primary term which expires on July 31, 2008; and WHEREAS, you have exercised your First Extended Term option granted under Section 4.03 of the Lease and the parties desire to set forth the base rental rate to be paid during the First Extended term and certain other conditions of the extension. NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, covenant and agree as follows:

1.     The above recitals are true and correct and are incorporated into the terms of this Lease Amendment.

2.     The term of the Lease is extended to include the sixty month period beginning on August 1, 2008 and ending on July 31, 2013 (the “Extended Term").

3.     You agree to pay to Landlord monthly base rent for the Premises, in advance, without demand, deduction or set off, for the entire Extended Term, in accordance with the base rent schedule set forth below as follows:

Period	Monthly Base Rent Amount

8/1/2008 - 7/31/2009	$14,899.00
8/1/2009 - 7/31/2010	$15,346.00
8/1/2010 - 7/31/2011	$15,807.00
8/1/2011 - 7/31/2012	$16,281.00
8/1/2012 - 7/31/2013	$16,769.00

4.     You will continue to pay, during the Extended Term and during any subsequent extended term, your Proportionate Share of Operating Costs in accordance with the provisions of Section 5.02 of the Lease. Pursuant to its express terms Section 5.02B of the Lease only applied to the primary term and therefore Section 5.02B of the Lease does not apply to the Extended Term.

5.     The term “Refurbishment Allowance” means the sum of $12,770.50, or if less, an amount equal to your actual out of pocket expenses incurred for Refurbishments. The term “Refurbishments” means the re-carpeting of the office portion of the Premises and the re-painting or touching up of the painted walls of the Premises and any other improvements agreed to by Landlord. Landlord will pay the Refurbishment Allowance to you no later than thirty days immediately following Landlord’s receipt of copies of invoices and proof of payment of the Refurbishments, provided, however, all such documentation must be submitted absolutely no later than December 31, 2008. Landlord shall have no obligation to pay any part of the Refurbishment Allowance with respect to documentation submitted after such date. The making of the Refurbishments is subject to the provisions of Section 9.01 of the Lease and if any of the Refurbishments involve the issuance of a building permit, it is further subject to (i) you will not record a notice of commencement for the Improvements until such time as Landlord has approved the form of notice of commencement; and (ii) you will provide Landlord with final lien waivers from your general contractor and from all persons serving a notice to owner.

6.     With the exception of Landlord’s obligation to pay the Refurbishment Allowance, no promises have been made by Landlord or by Landlord’s agents or representatives to improve the Premises or otherwise or to pay to you a refurbishment or improvement allowance as an inducement to your entering into this Lease Amendment and in all respects you are taking the Premises in it’s as is, where is, all faults condition.

7.     You hereby affirm that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as provided in this Amendment) and that all of the Landlord’s obligations accrued to date have been performed. You hereby ratify the provisions of the Lease and agree to attorn to and be bound to Landlord and its successors and assigns as to all the terms, covenants and conditions of the Lease as amended hereby.

8.     This Lease Amendment constitutes the entire understanding and agreement between you and the Landlord with respect to the extension of the term of the Lease, and contains all of the covenants and agreements of Landlord and you with respect thereto.

9.     You represent and warrant that you have dealt with no broker, agent or other person in connection with this transaction, and that no broker, agent or other person brought about this transaction, other than Premier Commercial Realty, Inc. and you agree to indemnify and hold Landlord harmless from and against any and all claims to pay any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with you with regard to this leasing transaction.

10.     All of the terms of the Lease not otherwise in conflict with this Lease Amendment will remain in full force and effect as if fully set forth herein, and any capitalized terms not defined herein will have the meanings set forth in the Lease.

11.     You acknowledge that you have read this Lease Amendment, have had the time and ability, if you so choose, to consult with an attorney regarding its terms, and you agree with the terms of this Lease Amendment as if you had drafted this Lease Amendment yourself. Accordingly, even though this Lease Amendment was, by necessity, printed and assembled by Landlord and drafted by Landlord’s attorney, this Lease Amendment reflects the terms as agreed to by the parties and if a term or provision of this Lease Amendment is considered ambiguous, neither party will be considered the draft person for the purpose of causing the terms of this Lease Amendment to be construed against that party.

12.     This Lease Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Lease Amendment.

EXECUTED to be effective as of _______________________________, 2008.

TENANT:

Puradyn Filter Technologies Incorporated, a Delaware corporation
(Witnesses)

[NAME ILLEGIBLE]

[NAME ILLEGIBLE]

	By:	/s/ Alan J. Sandler
	Print Name:	Alan J. Sandler
	Print Title:	P/CAO

LANDLORD:

Premier Gateway Center at Quantum LLP, a Florida limited liability partnership

(Witnesses)

By:
Jack Azout, Trustee, an authorized partner

By:
Erwin Sredni, an authorized partner